Exhibit 99(a)(1)(C)

NOTICE OF GUARANTEED DELIVERY

To Tender Shares of Common Stock of

Scholastic Corporation

Pursuant to its Offer to Purchase for Cash Dated December 28, 2015

Up to $200,000,000 of Shares of its Common Stock

At a Purchase Price of Not Less Than $37.00 Nor Greater Than $40.00

Per Share

THE OFFER, THE PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON TUESDAY, JANUARY 26, 2016, UNLESS THE OFFER IS EXTENDED OR WITHDRAWN (SUCH TIME AND DATE, AS THEY MAY BE EXTENDED, THE “EXPIRATION TIME”).

THE OFFER TO PURCHASE AND THE RELATED LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION, AND YOU SHOULD CAREFULLY READ BOTH IN THEIR ENTIRETY BEFORE MAKING A DECISION WITH RESPECT TO THE OFFER. YOU MAY TENDER ALL OR A PORTION OF YOUR SHARES. YOU ALSO MAY CHOOSE NOT TO TENDER ANY OF YOUR SHARES.

If you want to tender all or a portion of your shares of Scholastic Corporation common stock, par value $0.01 per share (“Common Shares”), this form must be used to accept the Offer (as defined below), if (1) certificates representing your shares of common stock, par value $0.01 per share (the “Common Shares”) are not immediately available or cannot be delivered to the Depositary prior to the Expiration Time (or the procedures for book-entry transfer described in the Offer to Purchase and the Letter of Transmittal cannot be completed on a timely basis), or (2) time will not permit delivery of all required documents, including a properly completed and duly executed Letter of Transmittal, to the Depositary prior to the Expiration Time, as set forth in Section 3, “Procedures for Tendering Common Shares”, of the Offer to Purchase (as defined below).

This form, signed and properly completed, may be transmitted by facsimile or delivered by hand, mail or overnight delivery to Computershare Trust Company, N.A., the Depositary for the Offer (the “Depositary”). See Section 3, “Procedures for Tendering Common Shares”, of the Offer to Purchase. All capitalized terms used and not defined herein shall have the same meanings as in the Offer to Purchase.

The Depositary for the Offer is:

By Mail:	By Overnight Courier:
Computershare Trust Company, N.A. c/o Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940-3011	Computershare Trust Company, N.A c/o Voluntary Corporate Actions 250 Royall Street Suite V Canton, MA 02021

Guarantees By Facsimile Transmission:

(For Eligible Institutions Only)

(617) 360-6810

Confirm Guarantee Facsimile Transmission:

(781) 575-2332

Voluntary Corp Actions COY: SCHL

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

For this Notice of Guaranteed Delivery to be validly delivered, it must be received by the Depositary at one of the above addresses, or by facsimile transmission, prior to the Expiration Time. Deliveries to the Company (as defined below), UBS Securities LLC, the Dealer Manager for the Offer, Georgeson Inc., the information agent for the Offer, The Depository Trust Company or any other person will not be forwarded to the Depositary and therefore will not constitute valid delivery.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions in the Letter of Transmittal, the signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to Scholastic Corporation, a Delaware corporation (the “Company”), at the price(s) per Share indicated in this Notice of Guaranteed Delivery, net to the seller in cash, less any applicable withholding taxes and without interest, on the terms and subject to the conditions set forth in the Offer to Purchase, dated December 28, 2015 (the “Offer to Purchase”) and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”), receipt of which is hereby acknowledged, the number of Shares set forth below, all pursuant to the guaranteed delivery procedures set forth in Section 3, “Procedures for Tendering Common Shares”, of the Offer to Purchase. Capitalized terms used and not defined herein shall have the same meanings as in the Offer to Purchase.

NUMBER OF COMMON SHARES BEING TENDERED HEREBY:

COMMON

SHARES. (Unless otherwise indicated, it will be assumed that all Common Shares are to be tendered.

CHECK ONLY ONE BOX BELOW.

PURCHASE PRICE TENDERS: SHARES TENDERED AT A PRICE DETERMINED PURSUANT TO THE OFFER

(See Instruction 5 of the Letter of Transmittal)

☐	The undersigned wishes to maximize the chance of having Scholastic purchase all the Common Shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this ONE box INSTEAD OF ONE OF THE PRICE BOXES BELOW, the undersigned hereby tenders Common Shares and is willing to accept the Purchase Price determined by Scholastic pursuant to the Offer. Note that this election is deemed to tender Common Shares at the minimum Purchase Price under the Offer of $37.00 per Common Share for purposes of determining the Purchase Price in the Offer and could result in the tendered Common Shares being purchased at the minimum price of $37.00 per Common Share. (See Section 3 of the Offer to Purchase and Instruction 5 to the Letter of Transmittal).

— OR—

AUCTION PRICE TENDERS: SHARES TENDERED AT A PRICE DETERMINED BY STOCKHOLDER

(See Instruction 5 of the Letter of Transmittal)

By checking ONE of the boxes below INSTEAD OF THE BOX ABOVE, the undersigned hereby tenders Common Shares at the price checked. This action could result in none of the Common Shares being purchased if the Purchase Price selected by Scholastic for the Common Shares is less than the price checked. If the Purchase Price for the Common Shares is equal to or greater than the price checked, then the Common Shares purchased by Scholastic will be purchased at the Purchase Price. All Common Shares so purchased by Scholastic will be purchased at the same price regardless of whether the stockholder tendered at a lower price. A stockholder who wishes to tender Common Shares at more than one price must complete a separate Notice of Guaranteed Delivery and/or Letter of Transmittal for each price at which Common Shares are being tendered. (See Section 3 of the Offer to Purchase and Instruction 5 to the Letter of Transmittal). The same Common Shares cannot be tendered (unless previously validly withdrawn in accordance with the terms of the Offer) at more than one price.

Voluntary Corp Actions COY: SCHL

PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED

☐ $37.00	☐ $38.00	☐ $39.00	☐ $40.00
☐ $37.25	☐ $38.25	☐ $39.25
☐ $37.50	☐ $38.50	☐ $39.50
☐ $37.75	☐ $38.75	☐ $39.75

CONDITIONAL TENDER

(See Section 6 of the Offer to Purchase and Instruction 13 to the Letter of Transmittal)

A tendering stockholder may condition his or her tender of Common Shares upon the Company purchasing all or a specified minimum number of the Common Shares tendered, as described in Section 6 of the Offer to Purchase. Unless at least the minimum number of Common Shares you indicate below is purchased by the Company pursuant to the terms of the Offer, none of the Common Shares tendered by you will be purchased. IT IS THE TENDERING STOCKHOLDER’S RESPONSIBILITY TO CALCULATE THE MINIMUM NUMBER OF COMMON SHARES THAT MUST BE PURCHASED FROM THE STOCKHOLDER IN ORDER FOR THE STOCKHOLDER TO QUALIFY FOR SALE OR EXCHANGE (RATHER THAN DISTRIBUTION) TREATMENT FOR U.S. FEDERAL INCOME TAX PURPOSES. STOCKHOLDERS ARE URGED TO CONSULT WITH THEIR OWN TAX ADVISORS BEFORE COMPLETING THIS SECTION. NO ASSURANCES CAN BE PROVIDED THAT A CONDITIONAL TENDER WILL ACHIEVE THE INTENDED U.S. FEDERAL INCOME TAX RESULT FOR ANY STOCKHOLDER TENDERING COMMON SHARES. Unless this box has been checked and a minimum specified, your tender will be deemed unconditional.

☐	The minimum number of Common Shares that must be purchased from me, if any are purchased from me, is: Common Shares.

If, because of proration, the minimum number of Common Shares designated will not be purchased, the Company may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering stockholder must have tendered all of his or her Common Shares and checked this box:

☐	The tendered Common Shares represent all Shares held by the undersigned.

Certificate Nos. (if available):

Certificate Nos. (if available):
(Please Type or Print)

Address(es):

Zip Code(s):

Daytime Area Code and Telephone Number:

Signature(s):

Name:
(Please Type or Print)

Dated: , 201__

Voluntary Corp Actions COY: SCHL

If shares will be tendered by book-entry transfer, check this box ☐ and provide the following information:

Name of Tendering Institution:

Account Number at Book-Entry Transfer Facility:

GUARANTEE

(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a firm that is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association, Inc., including the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program, the Stock Exchange Medallion Program, or an “eligible guarantor institution,” as the term is defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), hereby guarantees that (1) the above named person(s) “own(s)” the Common Shares tendered hereby within the meaning of Rule 14e-4 promulgated under the Exchange Act, (2) such tender of Common Shares complies with Rule 14e-4 promulgated under the Exchange Act and (3) it will deliver to the Depositary either the certificates representing the Common Shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Common Shares into the Depositary’s account at The Depository Trust Company, in any such case, together with a properly completed and duly executed Letter of Transmittal, or a manually signed photocopy of the Letter of Transmittal, or an Agent’s Message (as defined in the Offer to Purchase) in the case of a book entry transfer, and any required signature guarantees and other documents required by the Letter of Transmittal, within three business days (as defined in the Offer to Purchase) after the date of receipt by the Depositary of this Notice of Guaranteed Delivery.

The eligible guarantor institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Common Shares to the Depositary within the time period stated herein. Failure to do so could result in financial loss to such eligible guarantor institution.

Name of Firm:

Authorized Signature:

Name:
(Please Type or Print)

Title:

Address:

Zip Code:

Area Code and Telephone Number:

Dated:	, 2015

NOTE: DO NOT SEND CERTIFICATES FOR COMMON SHARES WITH THIS NOTICE. CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

Voluntary Corp Actions COY: SCHL